                                                                                                     As filed with the Securities and Exchange Commission on May 31, 2005

                                                                                                                                                            Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Saga Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3042953
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Saga Communications, Inc.
73 Kercheval Avenue
Grosse Pointe Farms, Michigan 48236
(313) 886-7070
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Saga Communications, Inc. 2005 Incentive Compensation Plan
(Full title of the plan)

Fred B. Green, Esq.
Bodman LLP
34th Floor, 100 Renaissance Center
Detroit, Michigan 48243
(313) 259-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share (2)	Price (2)	Registration Fee

Class A Common Stock	1,500,000 shs.	$13.92	$20,880,000	$2,458
Class B Common Stock	500,000 shs.	13.92	6,960,000	819
Class A Common Stock	500,000 shs.	-0-	-0-	-0-
issuable upon conversion of Class B Common Stock (1)
TOTAL				$3,277

(1)	The Class B Common Stock is convertible, at the option of the holder, into an equal number of shares of Class A Common Stock.

(2)	This calculation is made solely for the purpose of determining the amount of the Registration Fee pursuant to the Rules 457(h) and 457(i) based on the average of the high and low prices for the Common Stock on the American Stock Exchange on May 24, 2005.

Part I — Information Required in the Section 10(a) Prospectus

This Registration Statement (the “Registration Statement”) relates to the issuance of shares of Class A Common Stock, Class B Common Stock, and Class A Common Stock issuable upon conversion of the Class B Common Stock (collectively, the “Common Stock”), of Saga Communications, Inc., a Delaware corporation (the “Company”), to persons who participate in the Saga Communications, Inc. 2005 Incentive Compensation Plan (the “Plan”).

The documents containing the information specified in Part I of this Form S-8 (Plan information, Company information and employee plan annual information) will be sent or given to participants as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of this Form S-8 (Part II hereof) taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Part II — Information Required in Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

(b)	The Company’s Current Report on Form 8-K filed March 16, 2005.

(c)	The Company’s 2005 definitive Proxy Statement filed on April 15, 2005.

(d)	The Company’s Current Report on Form 8-K filed on May 3, 2005.

(e)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(f)	The Company’s Current Report on Form 8-K filed May 13, 2005.

(g)	The description of the Company’s Common Stock contained in the Company’s Registration Statements on Form 8-A, No. 001-11588, filed on December 4, 1992 and January 6, 2004, filed under the Securities Exchange Act of 1934.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Restated Certificate of Incorporation of the Company provides for indemnification to the full extent permitted by the General Corporation Law of the State of Delaware (the “Delaware Code”), as amended from time to time. Such section makes mandatory the indemnification by the Company of directors, officers, employees or agents from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company or any subsidiary or parent of the Company, whether or not he continues to be such at the time such expenses and liabilities have been imposed or incurred. Section 145 of the Delaware Code also provides that such indemnification is not exclusive of any other indemnification rights granted by the Company to directors, officers, employees or agents.

The By-Laws of the Company mandate that each person who at any time is, or shall have been, a director or officer of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is, or was, a director, officer, employee or agent of the Company, or is or has served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to the full extent permitted under subsections (a) through (e) of Section 145 of the Delaware Code, as from time to time amended. The By-Laws further provide that the foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Restated Certificate of Incorporation of the Company also contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability (a) for breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Code or (d) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption From Registration.

Not applicable.

Item 8. Exhibits.

The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

Exhibit Number	Description of Document
4.1	Second Restated Certificate of Incorporation, restated as of December 12, 2003, filed as an exhibit to the Company’s registration statement on Form 8-A (File No. 001-11588) filed on January 6, 2004 and incorporated herein by reference.

4.2	Bylaws, as amended March 12, 2004, filed as an exhibit to the Company’s Form 10-K (File No. 001-11588) for the year ended December 31, 2003 and incorporated herein by reference.

5.1	Opinion of Bodman LLP as to the legality of the securities being registered.*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Bodman LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page).*

*Filed herewith

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan on this 31st day of May, 2005.

SAGA COMMUNICATIONS, INC.

By:	/s/ Samuel D. Bush

Samuel D. Bush
Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 31, 2005, by the following persons in the capacities indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Samuel D. Bush and Catherine A. Bobinski, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, any and all amendments to this Registration Statement and post-effective amendments thereto (including prospectus supplements) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

/s/ Edward D. Christian	/s/ Catherine A. Bobinski

Edward D. Christian	Catherine A. Bobinski
President, Chief Executive Officer and Chairman of the Board	Vice President, Corporate Controller and Chief Accounting Officer

/s/ Samuel D. Bush	/s/ Jonathan Firestone

Samuel D. Bush	Jonathan Firestone
Senior Vice President, Chief Financial Officer	Director

/s/ Donald Alt	/s/Robert J. Maccini

Donald Alt	Robert J. Maccini
Director	Director

/s/ Brian Brady	/s/ Gary Stevens

Brian Brady	Gary Stevens
Director	Director

/s/ Clarke R. Brown, Jr.

Clarke R. Brown, Jr.
Director

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Second Restated Certificate of Incorporation, restated as of December 12, 2003, filed as an exhibit to the Company’s registration statement on Form 8-A (File No. 001-11588) filed on January 6, 2004 and incorporated herein by reference.

4.2	Bylaws, as amended March 12, 2004, filed as an exhibit to the Company’s Form 10-K (File No. 001-11588) for the year ended December 31, 2003 and incorporated herein by reference.

5.1	Opinion of Bodman LLP as to the legality of the securities being registered.*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Bodman LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page).*

*Filed herewith